As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 333-188133

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 12 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	04-3308180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Winter Street
Waltham, Massachusetts 02451
(781) 890-9989

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shai N. Gozani, M.D., Ph.D.
Chief Executive Officer
NeuroMetrix, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
(781) 890-9989

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan N. Gates, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 542-6000 Fax: (617) 542-2241	Stephen E. Older, Esq. McGuireWoods LLP 1345 Avenue of the Americas Seventh Floor New York, NY 10105-0106 Telephone: (212) 548-2100 Fax: (212) 548-2150

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 12 to the Registration Statement on Form S-1 (Registration No. 333-188133) of NeuroMetrix, Inc. (the “Form S-1”) is being filed solely for the purpose of filing Exhibits 5.1 (replacing previously filed Exhibit 5.1), Exhibit 10.23 and 23.2 (replacing previously filed Exhibit 23.2). Other than the addition of such Exhibits and corresponding changes to the exhibit index and signature page in Part II of the Form S-1, the remainder of the Form S-1 is unchanged from Amendment No. 11 to the Form S-1 as filed on May 15, 2015. Accordingly, the prospectus that forms a part of the Form S-1 is not reproduced in this Amendment No. 12.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with this offering. All expenses are estimated except the fees payable to the SEC and the Financial Industry Regulatory Authority (FINRA).

SEC registration fee	$3,615
FINRA fee	5,000
Legal fees and expenses	248,000
Accounting fees and expenses	85,000
Printing expenses	25,000
Transfer agent fees	13,000
Miscellaneous	65,385
$445,000

Item 14. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was our director or officer or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our amended and restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 10 days after we receive a written claim for such indemnification, our amended and restated certificate of incorporation and our restated bylaws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

II-1

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Seventh of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Item 15. Recent Sales of Unregistered Securities

On June 26, 2014, we issued to one institutional investor 4,022.357 shares of Series A-4 convertible preferred stock (the “Series A-4 Preferred Stock”), at a price of $1,000 per share, which is convertible into an aggregate of 1,971,744 shares of common stock, and five year warrants (the “2014 Warrants”) to purchase up to 3,921,569 shares of common stock at an exercise price of $2.04 per share. The shares of Series A-4 Preferred Stock and 2014 Warrants described above were not initially registered under the Securities Act of 1933, as amended (the “Securities Act”), and the issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act.

On June 10, 2013, we issued to one institutional investor 3,370.510 shares of Series A-2 convertible preferred stock (the “Series A-2 Preferred Stock”), at a price of $1,000 per share, which is convertible into an aggregate of 1,608,835 shares of common stock, and five year warrants (the “2013 Warrants”) to purchase up to 2,365,934 shares of common stock at an exercise price of $2.00 per share. The shares of Series A-2 Preferred Stock and 2013 Warrants described above were not initially registered under the Securities Act of 1933, and the issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act. As of December 31, 2013, there were no shares of Series A-2 Preferred Stock outstanding, as all of which were converted into shares of our common stock.

Item 16. Exhibits and Financial Statement Schedules

The exhibits filed with this registration statement are set forth on the exhibit index following the signature page and are incorporated by reference in their entirety into this item.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

II-2

(2)	That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

II-3

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 20, 2015.

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani Shai N. Gozani, M.D., Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 12 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date
	/s/ Shai N. Gozani	Chairman, President and Chief	May 20, 2015
	Shai N. Gozani, M.D., Ph.D.	Executive Officer (principal executive
officer)

	/s/ Thomas T. Higgins	Senior Vice President, Chief Financial Officer	May 20, 2015
	Thomas T. Higgins	and Treasurer (principal financial officer
and principal accounting officer)

	*	Director	May 20, 2015
David E. Goodman, M.D.

	*	Director	May 20, 2015
Allen J. Hinkle M.D.

	*	Director	May 20, 2015
Nancy E. Katz

	*	Director	May 20, 2015
Timothy R. Surgenor

	*	Director	May 20, 2015
David Van Avermaete

* By:
	/s/ Thomas T. Higgins		May 20, 2015
Thomas T. Higgins, Attorney-in-fact

II-5

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (previously filed with this Registration Statement)
2.1	Asset Purchase Agreement dated November 7, 2008 by and between NeuroMetrix, Inc. and Advanced Diagnostics, LLC (7)
3.1.1	Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc. dated July 27, 2004 (6)
3.1.2	Certificate of Designations for Series A Junior Cumulative Preferred Stock, par value $0.001 per share, dated March 7, 2007 (5)
3.1.3	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated September 1, 2011 (14)
3.1.4	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated February 15, 2013 (15)
3.1.5	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, par value $0.001 per share, dated June 5, 2013 (21)
3.1.6	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock, par value $0.001 per share, dated June 5, 2013 (21)
3.1.7	Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Convertible Preferred Stock, par value $0.001 per share, dated June 24, 2014 (27)
3.1.8	Certificate of Designation of Preferences, Rights and Limitations of Series A-4 Convertible Preferred Stock, par value $0.001 per share, dated June 24, 2014 (27)
3.1.9	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, par value $0.001 per share (previously filed with this Registration Statement)
3.2.1	Second Amended and Restated Bylaws of NeuroMetrix, Inc. (6)
3.2.2	Amendment No. 1 to Second Amended and Restated Bylaws of NeuroMetrix, Inc. (4)
4.1	Specimen Certificate for Shares of Common Stock (1)
4.2.1	Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (5)
4.2.2	Amendment to Shareholder Rights Agreement, dated September 8, 2009, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (9)
4.2.3	Amendment No. 2 to Shareholder Rights Agreement, dated June 5, 2013, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (21)
4.2.4	Amendment No. 3 to Shareholder Rights Agreement, dated June 25, 2014, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (27)
4.3	Form of Warrant (2015) to be issued as part of a Unit (previously filed with this registration statement)
4.4	[Reserved]
4.5	Form of Underwriter’s Warrant (previously filed with this registration statement)
4.6	Form of Unit Warrant to purchase Common Stock (February 2012) (30)
4.7	Form of Placement Agent Warrant (February 2012) (30)
4.8	Form of Common Stock Purchase Warrant (June 2013) (22)
4.9	Form of Common Stock Purchase Warrant (June 2014) (27)
4.10	Form of Warrant Agent Agreement (previously filed with this registration statement)
5.1#*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1.1	Lease Agreement, dated October 18, 2000, between Fourth Avenue LLC and NeuroMetrix, Inc. (1)
10.1.2	Amendment Number One to Lease, dated February 22, 2008, between Fourth Avenue LLC and NeuroMetrix, Inc. (11)
10.1.3	Amendment Number Two to Lease, dated June 6, 2012, between Fourth Avenue LLC and NeuroMetrix, Inc. (20)
10.1.4	Amendment Number Three to Lease, dated June 20, 2013, between Fourth Avenue LLC and NeuroMetrix, Inc. (23)
10.1.5	Lease Agreement, dated August 27, 2014, between Cummings Properties, LLC and NeuroMetrix, Inc. (28)

II-6

Exhibit Number	Description
10.1.6	Lease Agreement, dated September 10, 2014, between, Boston Properties, Inc. and NeuroMetrix, Inc. (28)
10.2.1	Loan and Security Agreement between NeuroMetrix, Inc. and Comerica Bank, dated March 5, 2010 (12)
10.2.2	First Modification to Loan and Security Agreement between NeuroMetrix, Inc. and Comerica Bank, dated March 1, 2011 (16)
10.2.3	Fifth Modification to Loan and Security Agreement between NeuroMetrix, Inc. and Comerica Bank, dated January 31, 2014 (26)
10.2.4	Sixth Modification to Loan and Security Agreement with Comerica Bank, dated January 23, 2015
10.3+	Amended and Restated 1996 Stock Option/Restricted Stock Plan (1)
10.4.1+	Amended and Restated 1998 Equity Incentive Plan (1)
10.4.2+	Second Amendment to Amended and Restated 1998 Equity Incentive Plan (1)
10.5.1+	Seventh Amended and Restated 2004 Stock Option and Incentive Plan (24)
10.5.2+	Form of Restricted Stock Agreement (12)
10.5.3+	Form of Incentive Stock Option Agreement (2)
10.5.4+	Form of Non-Qualified Stock Option Agreement For Company Employees (2)
10.5.5+	Form of Non-Qualified Stock Option Agreement For Non-Employee Directors (2)
10.6+	2010 Employee Stock Purchase Plan (13)
10.7+	Second Amended and Restated 2010 Employee Stock Purchase Plan (25)
10.8+	2009 Non-Qualified Inducement Stock Plan (17)
10.9+	Form of Indemnification Agreement between NeuroMetrix, Inc. and each of its directors (1)
10.10.1+	Employment Agreement, dated June 21, 2004, by and between NeuroMetrix, Inc. and Shai N. Gozani, M.D., Ph.D. (1)
10.10.2+	First Amendment to Employment Agreement dated December 31, 2008, by and between NeuroMetrix, Inc. and Shai N. Gozani, M.D., Ph.D. (8)
10.10.3+	Indemnification Agreement dated June 21, 2004, by and between Shai N. Gozani, M.D., Ph.D., and NeuroMetrix, Inc. (1)
10.10.4+	NeuroMetrix, Inc. Non-Statutory Stock Option Agreement (pursuant to the Amended and Restated 1998 Equity Incentive Plan), dated as of June 21, 2004, by and between Shai N. Gozani M.D., Ph.D., and NeuroMetrix, Inc. (1)
10.11.1+	Letter Agreement, dated August 31, 2009, between NeuroMetrix, Inc. and Thomas T. Higgins (10)
10.11.2+	Indemnification Agreement, dated September 10, 2009, by and between NeuroMetrix, Inc. and Thomas T. Higgins (10)
10.11.3+	Employment Agreement, dated October 27, 2014 by and between NeuroMetrix, Inc. and Thomas T. Higgins (28)
10.12.1+	Letter Agreement, dated August 14, 2014, between NeuroMetrix, Inc. and Francis X. McGillin (32)
10.13	Form of Securities Purchase Agreement, dated September 8, 2009 between the Company and each investor (9)
10.14†	Manufacturing and Supply Agreement, dated as of August 2, 2006, by and between Parlex Polymer Flexible Circuits, Inc. and NeuroMetrix, Inc. (3)
10.15.1	Engagement Letter by and between NeuroMetrix, Inc. and Dawson James Securities, Inc., dated December 30, 2011 (18)
10.15.2	First Amendment to Engagement Letter by and between NeuroMetrix, Inc. and Dawson James Securities, Inc., dated January 30, 2012 (18)
10.16	Engagement Letter by and between NeuroMetrix, Inc. and Dawson James Securities, Inc., dated June 4, 2013 (21)
10.17+	Amended and Restated 2010 Employee Stock Purchase Plan (19)
10.18+	Management Retention and Incentive Plan, as modified, dated October 27, 2014 (28)
10.19	Securities Purchase Agreement by and between NeuroMetrix, Inc. and the purchasers named therein, dated June 4, 2013 (21)

II-7

Exhibit Number	Description
10.20	Securities Purchase Agreement by and between NeuroMetrix, Inc. and the purchasers named therein, as amended, dated June 24, 2014 (27)
10.21	Registration Rights Agreement by and between NeuroMetrix, Inc. and the purchasers named therein, dated June 4, 2013 (21)
10.22	Registration Rights Agreement by and between NeuroMetrix, Inc. and the purchasers named therein, dated June 24, 2014 (27)
10.23*	Repurchase and Forfeiture Agreement by and between NeuroMetrix, Inc. and the parties named therein
23.1	Form of Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm (previously filed with this Registration Statement).
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the registration statement initially filed on April 25, 2013)
24.2	Power of Attorney for David Van Avermaete (previously filed with this registration statement)
101	The following materials from NeuroMetrix, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, formatted in XBRL (eXtensible Business Reporting Language); (i) Balance Sheets as of December 31, 2014 and 2013, (ii) Statements of Operations for the years ended December 31, 2014, 2013, and 2012, (iii) Statements of Changes in Stockholders’ Equity for the years ended December 31, 2014, 2013, and 2012, (iv) Statements of Cash Flows for the years ended December 31, 2014, 2013, and 2012, and (v) Notes to Financial Statements (29)

#	Replaces exhibit with the same number previously filed with this Registration Statement on Form S-1.

*	Filed herewith.

**	To be filed by amendment.

+	Indicates management contract or any compensatory plan, contract or arrangement.

†	Confidential treatment has been granted with respect to certain portions of this Exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

(1)	Incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-1 filed on May 13, 2004, as amended (Registration No. 333-115440).

(2)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on November 15, 2004 (File No. 000-50856).

(3)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on August 2, 2006 (File No. 000-50856).

(4)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on September 17, 2007 (File No. 001-33351).

(5)	Incorporated herein by reference to NeuroMetrix, Inc.’s Form 8-A12(b) filed on March 8, 2007 (File No. 001-33351).

(6)	Incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-8 filed on August 9, 2004 (File No. 333-118059).

(7)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on November 26, 2008 (File No. 001-33351).

(8)	Incorporated herein by reference to NeuroMetrix, Inc.’s Annual Report on Form 10-K filed on March 20, 2009 (File No. 001-33351).

(9)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed September 14, 2009 (File No. 001-33351).

(10)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed September 15, 2009 (File No. 001-33351).

(11)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on February 27, 2008 (File No. 001-33351).

II-8

(12)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on May 14, 2010 (File No. 001-33351).

(13)	Incorporated herein by reference to Appendix A to NeuroMetrix, Inc.’s Proxy Statement on Schedule 14A filed on April 8, 2010 (File No. 001-33351).

(14)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on September 1, 2011 (File No. 001-33351).

(15)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on February 15, 2013 (File No. 001-33351).

(16)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on March 3, 2011 (File No. 001-33351).

(17)	Incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-8 filed on June 3, 2009 (File No. 333-159712).

(18)	Incorporated herein by reference to NeuroMetrix, Inc.’s Registration Statement on Form S-1 filed on November 23, 2011, as amended (Registration No. 333-178165).

(19)	Incorporated herein by reference to Appendix B NeuroMetrix, Inc.’s Proxy Statement on Schedule 14A filed on April 16, 2012 (File No. 001-33351).

(20)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on August 3, 2012 (File No. 001-33351).

(21)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on June 6, 2013 (File No. 001-33351).

(22)	Incorporated herein by reference to NeuroMetrix, Inc.’s Amendment No. 1 to its Current Report on Form 8-K filed on June 7, 2013 (File No. 001-33351).

(23)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on July 26, 2013 (File No. 001-33351).

(24)	Incorporated herein by reference to Appendix A to NeuroMetrix, Inc.’s Proxy Statement on Schedule 14A filed on March 30, 2015 (File No. 001-33351)

(25)	Incorporated herein by reference to Appendix B to NeuroMetrix, Inc.’s Proxy Statement on Schedule 14A filed on April 7, 2014 (File No. 001-33351).

(26)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on April 24, 2014 (File No. 001-33351).

(27)	Incorporated herein by reference to NeuroMetrix, Inc.’s Current Report on Form 8-K filed on June 25, 2014 (File No. 001-33351).

(28)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on October 28, 2014 (File No. 001-33351).

(29)	Incorporated herein by reference to NeuroMetrix, Inc.’s Annual Report on Form 10-K filed on February 25, 2015 (File No. 001-33351).

(30)	Incorporated herein by reference to NeuroMetrix, Inc.’s Amendment No. 2 to its Registration Statement on Form S-1 filed on January 31, 2012 (File No. 333-178165)

(31)	Incorporated herein by reference to NeuroMetrix, Inc.’s Quarterly Report on Form 10-Q filed on April 23, 2015.

II-9